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                                                                    EXHIBIT 99.5

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the registration statements on Form S-3 (333-107295 and 333-107296), Form S-4 (333-107297) and
Form S-8 (333-60124, 333-60328, 333-74754, 333-74790, 333-86608, 333-86610,
333-86612, 333-98273, 333-101471, 333-101473, 333-106097 and 333-106098) of
Reliant Resources, Inc. of (1) our report dated March 31, 2003, April 29, 2003 as to Schedule I included in Exhibit 99.4; May 30, 2003 as to the fifth paragraph of note 2(t), the second paragraph of note 20, note 22 and note 23; June 27, 2003 as to note 24 and the fourth paragraph of note 1 to Schedule I; and November 14, 2003 as to note 25 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for derivatives and hedging activities in 2001, (ii) the change in method of accounting for goodwill and other intangibles in 2002, (iii) the change in method of presenting trading and marketing activities from a gross basis to net basis in 2002, (iv) change in method of accounting for early debt extinguishment, (v) accounting for European energy operations as discontinued operations, (vi) accounting for Desert Basin plant operations as discontinued operations, and (vii) the restatement of the 2000 and 2001 consolidated financial statements) on the consolidated financial statements and related financial statement schedules of Reliant Resources, Inc. and (2) our report dated March 31, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivatives and hedging activities in 2001, as described in Note 8) on the financial statements of El Dorado Energy, LLC appearing in this Current Report on Form 8-K of Reliant Resources, Inc.

/s/ Deloitte & Touche LLP

Houston, Texas
November 14, 2003